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                                                                     EXHIBIT 5.1

                                November 7, 2000

ScanSoft, Inc.
9 Centennial Drive
Peabody, Massachusetts 01960

        Re: Registration Statement on Form S-8; ScanSoft, Inc. 2000 Stock Plan, ScanSoft, Inc. 2000 Nonstatutory Stock Plan, and ScanSoft, Inc. Stand-Alone Stock Option Agreement No. 1.

Ladies and Gentlemen:

        At your request, we are rendering this opinion in connection with the proposed issuance of an aggregate of 5,500,000 shares of common stock, $0.001 par value (the "Common Stock") of ScanSoft, Inc., a Delaware corporation (the "Company"), issuable upon the exercise of options granted under the ScanSoft, Inc. 2000 Stock Plan, the ScanSoft, Inc. 2000 Nonstatutory Stock Plan, and the ScanSoft, Inc. Stand-Alone Stock Option Agreement No. 1 (together the "Plans").

        We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Based on such examination, we are of the opinion that the 5,500,000 shares of Common Stock to be issued by the Company pursuant to the Plans are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                          Very truly yours,


                                          /s/ Wilson Sonsini Goodrich & Rosati
                                          ------------------------------------
                                          Wilson Sonsini Goodrich & Rosati
                                          Professional Corporation